EXHIBIT 23.1


                          CONSENT OF ERNST & YOUNG LLP



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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the 2000 Non-Employee Directors' Stock Plan and Compensatory Plan with Oscar Otero of Puradyn Filter Technologies Incorporated and to the incorporation by reference therein of our report dated April 6, 2001, with respect to the consolidated financial statements of Puradyn Filter Technologies Incorporated included in its Annual Report (Form 10-KSB/A), for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                            /s/ Ernst & Young LLP
                                            ------------------------------------
                                                ERNST & YOUNG LLP
                                                Certified Public Accountants


West Palm Beach, Florida
September 12, 2001